UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 700, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, on May 20, 2021, at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Flowserve Corporation (the “Company”), upon recommendation of the Company’s Board of Directors (the “Board”), the shareholders of the Company approved a Board proposal to amend the Company’s Restated Certificate of Incorporation (the “Certificate”) to delete Article Tenth regarding supermajority approval of business combinations with certain interested parties, and make certain other conforming changes (the “Certificate Amendment”). In connection therewith, the Board also approved a restatement of the Certificate (the “Restated Certificate”) to incorporate the Certificate Amendment. The Restated Certificate was filed with the Secretary of State of the State of New York on May 20, 2021 and was effective as of such date.

The Board also approved amendments to the Company’s By-Laws (the “By-Laws”), effective May 20, 2021 upon the approval of the Certificate Amendment by the shareholders, which update references to the Restated Certificate to reflect the deletion of Article Tenth.

The foregoing description of the Restated Certificate and the amendments contained in the By-Laws is qualified in its entirety by reference to the full text of, and should be read in conjunction with, the Restated Certificate and By-Laws, copies of which are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2021, the Company held its Annual Meeting. The number of shares present at the Annual Meeting was 123,357,143, representing 94.47% of the 130,568,916 shares issued and outstanding that were entitled to vote on March 26, 2021, the record date for the Annual Meeting.

Four items of business were submitted to shareholders at the Annual Meeting. The voting results for each proposal are set forth below:

1.    Election of Directors. The director nominees listed below were duly elected at the Annual Meeting for annual terms expiring in 2021 pursuant to the following votes:

Nominee	For	Against	Abstained	Broker Non-Votes
R. Scott Rowe	117,872,604	581,456	39,746	4,863,337

Sujeet Chand	118,153,263	284,807	55,736	4,863,337

Ruby R. Chandy	117,755,922	645,001	92,883	4,863,337

Gayla J. Delly	115,236,561	3,204,932	52,313	4,863,337

Roger L. Fix	116,819,236	1,620,041	54,529	4,863,337

John R. Friedery	115,659,694	2,778,528	55,584	4,863,337

John L. Garrison	117,389,717	1,048,583	55,506	4,863,337

Michael C. McMurray	118,124,107	312,680	57,019	4,863,337

David E. Roberts	117,469,430	928,417	95,959	4,863,337

Carlyn R. Taylor	118,114,325	323,524	55,957	4,863,337

2.    Advisory Vote on Executive Compensation. The proposal for approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved pursuant to the following votes:

Votes FOR:	114,682,543
Votes AGAINST:	3,717,313
Votes ABSTAINED:	93,950
Broker Non-Votes:	4,863,337

3.    Ratification of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2021 was ratified pursuant to the following votes:

Votes FOR:	120,248,749
Votes AGAINST:	3,052,664
Votes ABSTAINED:	55,730
Broker Non-Votes:	N/A

4.    Approval of an Amendment to the Certificate of Incorporation of Flowserve Corporation. The Certificate Amendment to the Restated Certificate of Incorporation of Flowserve Corporation to delete Article Tenth regarding supermajority approval of business combinations with certain interested parties was approved pursuant to the following votes:

Votes FOR:	118,126,778
Votes AGAINST:	295,853
Votes ABSTAINED:	71,175
Broker Non-Votes:	4,863,337

Item 8.01 Other Events.

On May 20, 2021, the Company issued a press release announcing that the Board has elected David E. Roberts as Chairman, effective at the conclusion of the Annual Meeting. Mr. Roberts, who joined the Board in 2011, replaces Roger L. Fix, who has served as Chairman of the Board since 2017. Mr. Fix stepped down as Chairman in accordance with the Company’s corporate governance principles and Chairman rotation policy, and will continue to serve as a member of the Board.

As disclosed in the Company’s most recent Proxy Statement, filed with the U.S. Securities and Exchange Commission on April 9, 2021, a non-employee director serving in the role of Non-Executive Chairperson is paid $125,000 annually in respect of his or her service in such role (in addition to the annual cash retainer provided to all non-employee directors and any applicable Board committee fees). Such amount will be prorated for fiscal year 2021 to reflect the number of days during such period that each of Mr. Fix and Mr. Roberts served in this role.

A copy of the Company’s press release regarding the Annual Meeting is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Flowserve Corporation, as amended and restated effective May 20, 2021.

3.2	Flowserve Corporation By-Laws, as amended and restated effective May 20, 2021.

99.1	Press Release dated May 20, 2021, announcing the results of the Company’s Annual Meeting and appointment of a new Chairman of the Company’s Board of Directors.

104	The cover page from Flowserve Corporation’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: May 25, 2021	By:	/S/ LANESHA T. MINNIX
Lanesha T. Minnix
Senior Vice President, Chief Legal Officer
and Corporate Secretary